SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 24, 2015

Date of Report (Date of Earliest Event Reported)

Boulder Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street — Suite 300

Boulder, Colorado 80302

(Address of principal executive offices, including zip code)

(303) 652-0521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry Into a Material Definitive Agreement.

On November 24, 2015, Boulder Brands, Inc., a Delaware corporation (the “Company”), Pinnacle Foods Inc., a Delaware corporation (“Parent”), and Slope Acquisition Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will commence a tender offer (the “Offer”) to purchase all outstanding shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a price of $11.00 per share of Common Stock (the “Offer Price”), subject to any required withholding of taxes, net to the selling stockholder in cash without interest. As soon as practicable following acceptance for payment of the shares of Common Stock pursuant to the Offer, Merger Sub will be merged with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Merger to be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of Common Stock not purchased in the Offer (other than shares of Common Stock for which the holder thereof has properly demanded the appraisal of such shares in accordance with, and has complied in all respects with, the DGCL) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger. The Board intends to file a Solicitation/ Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”) recommending that holders of Common Stock tender their shares of Common Stock in the Offer.

Completion of the Offer is subject to various conditions, including that a number of shares of Common Stock equal to at least a majority of the outstanding shares of Common Stock on a fully diluted basis are validly tendered and not withdrawn prior to the expiration of the Offer. The Offer will expire on the twentieth business day following the commencement of the Offer, unless extended in accordance with the terms of the Offer, the Merger Agreement and the applicable rules and regulations of the SEC. The consummation of the Offer is subject to certain other customary conditions, including the expiration or termination of the applicable Hart-Scott-Rodino waiting period and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement). The Offer is not subject to a financing condition, however, Parent shall extend the Offer until after the expiration of a Bank Marketing Period (as defined in the Merger Agreement). Pursuant to the terms of the Merger Agreement, the Bank Marketing Period will begin after the delivery of certain financial information by the Company to the Parent but in any event no earlier than January 4, 2016.

The Merger Agreement includes various representations, warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed, among other things, to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties, subject to customary exceptions intended to allow the Company’s Board of Directors to fulfill its fiduciary duties. Prior to the consummation of the Offer, the Company may terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), subject to compliance with certain terms and conditions in the Merger Agreement, including the payment of a termination fee of $21,300,000.

The foregoing summary of the material terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties, the Offer and the Merger that is or will be contained in, or incorporated by reference into, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, that will be filed with the SEC by Merger Sub and Parent and a Solicitation/Recommendation Statement on Schedule 14D-9 that will be filed with the SEC by the Company, and the other documents that the parties will file, with the SEC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Change in Control Agreements

Also on November 24, 2015, the Compensation Committee approved an amendment to the Amended and Restated Boulder Brands, Inc. Change of Control Agreement to which each of Christine Sacco, the Company’s Chief Financial Officer, and James Leighton, the Company’s Interim Chief Executive Officer and Chief Operating Officer, is a party. In each case, the amendment updates the definition of the “Bonus Amount” to reflect the target bonus (as a percentage of base salary) currently applicable to the executive pursuant to the Company’s annual cash incentive bonus program. Under the Change in Control Agreement, the “Bonus Amount” is one component of the severance payment to which the executive becomes entitled in the event of a termination of his or her employment by the Company without “cause” or by the executive for “good reason” within 24 months following a “change of control” of the Company. For Ms. Sacco, the Amendment will reflect her current target bonus percentage of 80% of base salary (rather than 50%). For Mr. Leighton, the Amendment will reflect his current target bonus percentage of 100% (rather than 80%). The full terms of the Amended and Restated Boulder Brands, Inc. Change of Control Agreement with each of Ms. Sacco and Mr. Leighton have previously been disclosed.

Additional Information

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. Those materials and all other documents filed by the Company, Parent or Merger Sub with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov and may be obtained for free by directing requests to the Company.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the transaction; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1 Agreement and Plan of Merger, dated as of November 24, 2015, among Pinnacle Foods Inc., Slope Acquisition Inc. and Boulder Brands, Inc.*

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boulder Brands, Inc.

Date: November 24, 2015	By:	/s/ Christine Sacco
		Name:	Christine Sacco
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 24, 2015, among Pinnacle Foods Inc., Slope Acquisition Inc. and Boulder Brands, Inc.